PZENA INVESTMENT MANAGEMENT, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR 2013

•	2013 revenue was $28.7 million for the fourth quarter and $95.8 million for the full year.

•	2013 operating income was $17.2 million for the fourth quarter and $50.8 million for the full year.

•	2013 GAAP diluted earnings per share was $0.15 for the fourth quarter and $0.45 for the full year. For the same periods, non-GAAP diluted earnings per share was $0.15 and $0.44, respectively.

•	Declared a year-end dividend of $0.26 per share - in line with the targeted cash dividend ratio of 70% to 80% of non-GAAP net income.

•	Announces SEC filing of preliminary prospectus to offer our emerging markets focused value, mid cap focused value and long/short value strategies in mutual fund format.

•	Announces $20 million increase in authorization under the current stock and unit repurchase program.

NEW YORK, NEW YORK, February 11, 2014 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. GAAP (U.S. Generally Accepted Accounting Principles) and non-GAAP basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2013 and 2012 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)

Basic Net Income	$2,279	$956	$2,092	$891
Basic Earnings Per Share	$0.19	$0.09	$0.17	$0.08

Diluted Net Income	$10,204	$5,226	$10,017	$5,161
Diluted Earnings Per Share	$0.15	$0.08	$0.15	$0.08

	GAAP Basis		Non-GAAP Basis
	For the Twelve Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)

Basic Net Income	$6,670	$3,840	$5,681	$3,419
Basic Earnings Per Share	$0.56	$0.36	$0.47	$0.32

Diluted Net Income	$30,317	$20,821	$29,328	$20,399
Diluted Earnings Per Share	$0.45	$0.32	$0.44	$0.31

The results for the three and twelve months ended December 31, 2013 and 2012 include recurring adjustments related to the Company's deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions, tax receivable agreement and the associated liability to its selling and converting shareholders. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted net income per share were $10.0 million and $0.15, respectively, for the three months ended December 31, 2013, and $5.2 million and $0.08, respectively, for the three months ended December 31, 2012. Non-GAAP diluted net income and non-GAAP diluted net income per share were $29.3 million and $0.44, respectively, for the twelve months ended December 31, 2013, and $20.4 million and $0.31, respectively, for the twelve months ended December 31, 2012. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

During 2013, approximately $0.6 billion of previously reported assets under management in Institutional Accounts has been reclassified to Retail Accounts. Historical information throughout this report has been reclassified for all periods presented.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Institutional Accounts
Assets
Beginning of Period	$13.8	$12.5	$11.2	$11.2	$11.3
Inflows	0.7	0.8	0.1	1.9	0.7
Outflows	(0.6)	(0.5)	(0.6)	(2.0)	(2.8)
Net Flows	0.1	0.3	(0.5)	(0.1)	(2.1)
Market Appreciation/(Depreciation)	1.5	1.0	0.5	4.3	2.0
End of Period	$15.4	$13.8	$11.2	$15.4	$11.2

Retail Accounts
Assets
Beginning of Period Assets	$8.5	$7.8	$5.6	$5.9	$2.2
Inflows	0.4	0.7	0.4	2.3	4.0
Outflows	(0.3)	(0.3)	(0.3)	(1.2)	(1.0)
Net Flows	0.1	0.4	0.1	1.1	3.0
Market Appreciation/(Depreciation)	1.0	0.3	0.2	2.6	0.7
End of Period	$9.6	$8.5	$5.9	$9.6	$5.9

Total
Assets
Beginning of Period	$22.3	$20.3	$16.8	$17.1	$13.5
Inflows	1.1	1.5	0.5	4.2	4.7
Outflows	(0.9)	(0.8)	(0.9)	(3.2)	(3.8)
Net Flows	0.2	0.7	(0.4)	1.0	0.9
Market Appreciation/(Depreciation)	2.5	1.3	0.7	6.9	2.7
End of Period	$25.0	$22.3	$17.1	$25.0	$17.1

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Institutional Accounts	$22,952	$19,006	$15,809
Retail Accounts	5,797	5,040	3,503
Total	$28,749	$24,046	$19,312

		Twelve Months Ended
		December 31,	December 31,
		2013	2012

Institutional Accounts		$75,783	$64,919
Retail Accounts		19,986	11,361
Total		$95,769	$76,280

Revenue was $28.7 million for the fourth quarter of 2013, an increase of 19.6% from $24.0 million for the third quarter of 2013, and an increase of 48.9% from $19.3 million for the fourth quarter of 2012.

Included in these amounts were performance fees recognized of $3.1 million for the fourth quarter of 2013 and $0.7 million for the third quarter of 2013. No performance fees were recognized during the fourth quarter of 2012. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years. However, during the current quarter, approximately 65% of the performance fees recognized were associated with accounts where the measurement period was less than three years. Accordingly, we don't expect that this fee will recur in 2014 unless the excess performance matches 2013's record level.

Average assets under management for the fourth quarter of 2013 was $23.8 billion, an increase of 11.2% from $21.4 billion for the third quarter of 2013 and an increase of 41.7% from $16.8 billion for the fourth quarter of 2012. The increase from the third quarter of 2013 and from the fourth quarter of 2012 was due to market appreciation and net inflows.

The weighted average fee rate was 0.484% for the fourth quarter of 2013, increasing from 0.450% for the third quarter of 2013, and from 0.461% for the fourth quarter of 2012.

The weighted average fee rate for institutional accounts was 0.627% for the fourth quarter of 2013, increasing from 0.577% for the third quarter of 2013, and from 0.569% for the fourth quarter of 2012. The increase from the third quarter of 2013 was primarily due to performance fees recognized during the fourth quarter of 2013 and the addition of assets in our Emerging Markets Focused Value product that generally carries higher fee rates. The year-over-year increase primarily reflects performance fees recognized during the fourth quarter of 2013 partially offset by a shift in mix towards our expanded products and an increase in larger relationships, which each generally carry lower fee rates.

The weighted average fee rate for retail accounts was 0.254% for the fourth quarter of 2013, increasing from 0.245% for the third quarter of 2013, and from 0.248% for the fourth quarter of 2012.  The increase from the third quarter of 2013 is primarily due performance fees recognized during the fourth quarter of 2013 and the addition of assets in our Emerging Markets Focused Value product that generally carries higher fee rates. The increase from the fourth quarter of 2012 was primarily due to a shift in mix towards our Emerging Markets Focused Value and European Focused Value products that generally carry higher fee rates and performance fees recognized during 2013.

Total operating expenses were $11.6 million in the fourth quarter of 2013, increasing from $11.1 million in the third quarter of 2013 and increasing from $9.8 million for the fourth quarter of 2012. The increase from the third quarter of 2013 primarily reflects an increase in business activities recognized in general and administrative expense during the fourth quarter of 2013. The increase from the fourth quarter of 2012 reflects an increase in salary and headcount, the discretionary bonus accrual, as well as amortization of previously issued awards recognized in compensation and benefits expense during 2013. The increase in operating expense from the fourth quarter of 2012 also reflects an increase in business activities recognized in general and administration expense during 2013. Details of operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Compensation and Benefits Expense	$9,200	$9,100	$7,881
General and Administrative Expense	2,352	1,995	1,963
Operating Expenses	$11,552	$11,095	$9,844

		Twelve Months Ended
		December 31,	December 31,
		2013	2012

Compensation and Benefits Expense		$36,822	$31,755
General and Administrative Expense		8,099	7,346
Operating Expenses		$44,921	$39,101

As of December 31, 2013, employee headcount was 76, up from 71 at September 30, 2013 and from 70 at December 31, 2012.

The operating margin was 59.8% for the fourth quarter of 2013, compared to 53.9% for the third quarter of 2013, and 49.0% for the fourth quarter of 2012.

Other income/ (expense) was income of $0.8 million for the fourth quarter of 2013, an expense of $2.7 million for the third quarter of 2013, and income of $0.2 million for the fourth quarter of 2012. Other income/ (expense) includes the net realized and unrealized gain/(loss) recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company is required to consolidate. A portion of realized and unrealized gain/(loss) associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the fourth quarter of 2013, other income/ (expense) also includes income of $0.1 million associated with a decrease in the Company's liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset. Such adjustments generated expenses of $3.3 million and $0.3 million in the third quarter of 2013 and the fourth quarter of 2012, respectively. Details of other income/ (expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Net Interest and Dividend Income	$71	$82	$97
Net Realized and Unrealized Gain from Investments	686	498	459
Change in Liability to Selling and Converting Shareholders¹	57	(3,257)	(305)
Other Income/ (Expense)	34	(71)	(43)
GAAP Other Income/ (Expense)	848	(2,748)	208
Change in Liability to Selling and Converting Shareholders¹	(57)	3,257	305
Outside Interests of Investment Partnerships²	(305)	(211)	(291)
Non-GAAP Other Income, Net of Outside Interests	$486	$298	$222

		Twelve Months Ended
		December 31,	December 31,
		2013	2012

Net Interest and Dividend Income		$323	$318
Net Realized and Unrealized Gain from Investments		2,449	1,520
Change in Liability to Selling and Converting Shareholders¹		(4,468)	(2,647)
Other (Expense)		(125)	(54)
GAAP Other (Expense)		(1,821)	(863)
Change in Liability to Selling and Converting Shareholders¹		4,468	2,647
Outside Interests of Investment Partnerships²		(1,235)	(854)
Non-GAAP Other Income, Net of Outside Interests		$1,412	$930

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized a $1.9 million income tax expense for the fourth quarter of 2013, a $2.1 million income tax benefit for the third quarter of 2013, and a $1.0 million income tax expense for the fourth quarter of 2012. Fourth quarter of 2013 income taxes included a $0.1 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups associated with operating company unit exchanges. Such adjustments generated $3.8 million and $0.4 million in income tax benefit in the third quarter of 2013 and fourth quarter of 2012, respectively. Details of the income tax expense/ (benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/ (Benefit) (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Corporate Income Tax Expense	$1,060	$985	$686
Unincorporated Business Tax Expense	947	763	642
Non-GAAP Income Tax Expense	2,007	1,748	1,328
Change in Valuation Allowance[2]	(97)	(3,832)	(370)
Net Adjustment to Deferred Tax Asset[3]	(33)	—	—
GAAP Income Tax Expense/ (Benefit)	$1,877	$(2,084)	$958

		Twelve Months Ended
		December 31,	December 31,
		2013	2012

Corporate Income Tax Expense		$3,612	$2,559
Unincorporated Business Tax Expense¹		2,434	2,420
Non-GAAP Income Tax Expense		6,046	4,979
Change in Valuation Allowance[2]		(5,710)	(3,068)
Net Adjustment to Deferred Tax Asset[3]		253	—
GAAP Income Tax Expense		$589	$1,911

1 Includes a $0.6 million tax benefit recognized in the first quarter of 2013 associated with the amendment of prior year tax returns to change the methodology for state and local receipts.

2 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.

3 Reflects the net impact of the change in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the change in the Company's effective tax rate and the prior year's final tax return.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Operating Company Allocation	$13,584	$10,120	$7,471
Outside Interests of Investment Partnerships[1]	305	211	291
GAAP Net Income Attributable to Non-Controlling Interests	$13,889	$10,331	$7,762

		Twelve Months Ended
		December 31,	December 31,
		2013	2012

Operating Company Allocation		$40,533	$29,711
Outside Interests of Investment Partnerships[1]		1,235	854
GAAP Net Income Attributable to Non-Controlling Interests		$41,768	$30,565

1 Represents the non-controlling interest allocation of the income/(loss) of the Company's consolidated investment partnerships to its external investors.

On February 4, 2014, the Company's Board of Directors approved a year-end dividend of $0.26 per share of its Class A common stock to be declared on February 11, 2014. The following dates apply to the dividend:

Record Date: February 21, 2014

Payment Date: March 6, 2014

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.35 per share of its Class A common stock.

During January 2014, the operating company, in an effort to expand distribution channels,  filed a preliminary prospectus with the Securities and Exchange Commission (“SEC”), so that certain of our strategies may be offered in mutual fund format. These strategies are Emerging Markets Focused Value, Mid Cap Focused Value, and Long/Short Value.

On February 11, 2014, the Company announced that its Board of Directors has approved an increase of $20 million in the aggregate amount authorized under the current program to repurchase the Company's outstanding Class A common stock and Class B units. As of December 31, 2013, there was approximately $2.9 million remaining of the $10.0 million program announced by the Board of Directors on April 24, 2012. The Company intends to use available cash on hand. The objective of the program is to minimize dilution from compensatory stock- and unit-related issuances over the next several years.

The timing, number and value of common shares and units repurchased under the plan will be determined by management, in its discretion. The Company has no obligation to repurchase any common shares or units under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time, for any reason.

Fourth Quarter 2013 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 12, 2014. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 800-901-5213; international callers should dial 617-786-2962. The conference ID number is 49691784.

Replay: The conference call will be available for replay through February 28, 2014, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2013 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	December 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Cash and Cash Equivalents	$33,878	$32,645
Restricted Cash	316	1,030
Due from Broker	58	22
Advisory Fees Receivable	23,947	14,626
Investments, at Fair Value	7,621	5,170
Prepaid Expenses and Other Assets	1,246	719
Deferred Tax Asset, Net of Valuation Allowance
of $54,405 and $59,917, respectively	12,312	9,688
Property and Equipment, Net of Accumulated
Depreciation of $2,850 and $2,695, respectively	835	779
TOTAL ASSETS	$80,213	$64,679

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$5,570	$4,305
Due to Broker	5	23
Liability to Selling and Converting Shareholders	12,777	9,656
Lease Liability	778	1,203
Deferred Compensation Liability	2,339	1,327
Other Liabilities	195	199
TOTAL LIABILITIES	21,664	16,713

Equity:
Total Pzena Investment Management, Inc.'s Equity	16,362	14,569
Non-Controlling Interests	42,187	33,397
TOTAL EQUITY	58,549	47,966
TOTAL LIABILITIES AND EQUITY	$80,213	$64,679

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

REVENUE	$28,749	$19,312	$95,769	$76,280

EXPENSES
Compensation and Benefits Expense	9,200	7,881	36,822	31,755
General and Administrative Expense	2,352	1,963	8,099	7,346
TOTAL OPERATING EXPENSES	11,552	9,844	44,921	39,101
Operating Income	17,197	9,468	50,848	37,179

Other Income/ (Expense)	848	208	(1,821)	(863)

Income Before Taxes	18,045	9,676	49,027	36,316

Income Tax Expense/ (Benefit)	1,877	958	589	1,911
Consolidated Net Income	16,168	8,718	48,438	34,405

Less: Net Income Attributable to Non-Controlling Interests	13,889	7,762	41,768	30,565

Net Income Attributable to Pzena Investment Management, Inc.
	$2,279	$956	$6,670	$3,840

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,279	$956	$6,670	$3,840
Basic Earnings per Share	$0.19	$0.09	$0.56	$0.36
Basic Weighted Average Shares Outstanding	12,158,756	11,224,339	11,990,757	10,787,540

Net Income for Diluted Earnings per Share	$10,204	$5,226	$30,317	$20,821
Diluted Earnings per Share	$0.15	$0.08	$0.45	$0.32
Diluted Weighted Average Shares Outstanding	67,352,833	65,529,624	66,759,840	65,491,273

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

REVENUE	$28,749	$19,312	$95,769	$76,280

EXPENSES
Compensation and Benefits Expense	9,200	7,881	36,822	31,755
General and Administrative Expense	2,352	1,963	8,099	7,346
TOTAL OPERATING EXPENSES	11,552	9,844	44,921	39,101
Operating Income	17,197	9,468	50,848	37,179

Other Income, Net of Outside Interests	486	222	1,412	930

Income Before Taxes and Operating Company Allocation	17,683	9,690	52,260	38,109

Unincorporated Business Tax Expense	947	642	2,434	2,420
Allocable Income	16,736	9,048	49,826	35,689

Operating Company Allocation	13,584	7,471	40,533	29,711
Income Before Corporate Income Taxes	3,152	1,577	9,293	5,978

Corporate Income Tax Expense	1,060	686	3,612	2,559
Non-GAAP Net Income	$2,092	$891	$5,681	$3,419
Tax Receivable Agreement Income/ (Expense), Net of Taxes	187	65	989	421
GAAP Net Income	$2,279	$956	$6,670	$3,840

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,092	$891	$5,681	$3,419
Basic Earnings per Share	$0.17	$0.08	$0.47	$0.32
Basic Weighted Average Shares Outstanding	12,158,756	11,224,339	11,990,757	10,787,540

Net Income for Diluted Earnings per Share	$10,017	$5,161	$29,328	$20,399
Diluted Earnings per Share	$0.15	$0.08	$0.44	$0.31
Diluted Weighted Average Shares Outstanding	67,352,833	65,529,624	66,759,840	65,491,273